                                                                   Exhibit 23(a)

Consent of Independent Certified Public Accountants

THINK New Ideas, Inc.
New York, NY


     We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated July 23, 1996, except for Notes 5, 8, 10, and 12 which are as of November 25, 1996, relating to the consolidated financial statements of THINK New Ideas, Inc. for the year ended June 30, 1996 appearing in the Company's Prospectus constituting a part of the Registration Statement on Form SB-2 (Registration No. 333-12795) and our report dated July 23, 1996 relating to the financial statements of On Ramp, Inc. which are also contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in that Prospectus.


BDO Seidman, LLP


New York, New York
July 17, 1997

                                       1